Exhibit 31.3

                           SECTION 302 CERTIFICATIONS

         I, Mark E. Scott, certify that:

1. I have reviewed this Amended Quarterly Report on Form 10-Q of IA Global,
Inc.;

2. Based on my knowledge, this Amended Quarterly Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Amended Quarterly Report;

3. Based on my knowledge, the financial statements, and other financial information included in this Amended Quarterly Report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this Amended Quarterly Report;

Date: April 14, 2004                    /s/ Mark E. Scott
                                        -----------------------
                                        Mark E. Scott
                                        Chief Financial Officer